                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                  SOLUTIA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

THIS PROXY MATERIAL IS SENT TO YOU FOR YOUR INFORMATION AS THE HOLDER OF SOLUTIA STOCK OPTIONS. YOU ARE NOT ENTITLED, HOWEVER, TO VOTE ANY OPTIONED SHARES. IF YOU WERE A RECORD HOLDER ON FEBRUARY 24, 2003, AS THE RESULT OF YOUR HAVING PARTIALLY EXERCISED YOUR OPTIONS, YOU WILL RECEIVE A PROXY CARD FOR THOSE SHARES.

[SOLUTIA LOGO]
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, MO 63166-6760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:                          Wednesday, April 23, 2003

TIME:                          1:30 p.m., Central Daylight Time

PLACE:                         Solutia Inc.
                               575 Maryville Centre Drive
                               St. Louis, Missouri 63141

MATTERS TO BE VOTED ON:       - Election of four directors
                              - Ratification of the appointment of Deloitte &
                                Touche LLP as principal independent auditors for the year 2003
                              - Any other matters if properly raised

Only stockholders of record at the close of business on February 24, 2003, may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, PLEASE CAST YOUR VOTE BY PHONE OR ON THE INTERNET, OR COMPLETE, DATE, AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

If you are a stockholder and you wish to attend the annual meeting, you will need to bring your admission card or proof of beneficial ownership. You may also be asked to present identification.

                                           /s/ JEFFRY N. QUINN
                                           Jeffry N. Quinn
                                           Secretary

March 14, 2003

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Information About the Annual Meeting........................      1
Election of Directors (Proxy Item No. 1)....................      4
  Structure of the Board....................................      4
  Nominees For a Three-Year Term That Will Expire in 2006...      5
  Directors Whose Terms Will Expire in 2004.................      6
  Directors Whose Terms Will Expire in 2005.................      7
  Board Meetings and Committees.............................      7
  Compensation of Directors.................................      9
Ownership of Solutia Common Stock...........................     10
  Ownership by Directors and Executive Officers.............     10
  Ownership by Others.......................................     11
Compensation of Executive Officers and Other Information....     12
  Report of the Executive Compensation and Development
     Committee..............................................     12
  Summary Compensation Table................................     15
  Option Grants in 2002.....................................     16
  Aggregated Option Exercises in 2002 and Year-End Option
     Values.................................................     17
  Long-Term Incentive Plan -- Awards in Last Fiscal Year....     17
  Pension Plans.............................................     18
  Agreements with Named Executive Officers..................     18
  Stock Price Performance Graph.............................     20
Ratification of Appointment of Independent Auditors (Proxy
  Item No. 2)...............................................     21
  Report of the Audit and Finance Committee.................     21
  Audit Fees................................................     22
  Request for Ratification..................................     22
Additional Information......................................     23
  Information About Stockholder Proposals...................     23
  Multiple Stockholders Having the Same Address.............     23

PROXY STATEMENT FOR THE SOLUTIA INC.
2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

Solutia's board of directors is soliciting proxies to be voted at the 2003 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted on at the meeting.

On March 14, 2003, we began mailing these proxy materials to all stockholders of record at the close of business on February 24, 2003, the record date for the 2003 Annual Meeting. On the record date, there were 104,701,074 shares of Solutia common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

As required by Delaware law, a list of stockholders entitled to vote at the annual meeting will be available during the 2003 Annual Meeting and for ten days prior to the meeting, during ordinary business hours, at Solutia's world headquarters, 575 Maryville Centre Drive, St. Louis, Missouri 63141.

HOW MANY VOTES DO I HAVE?

You may vote all shares of Solutia common stock that you owned at the close of business on February 24, 2003, the record date. These shares include:

     - shares held directly in your name as the "stockholder of record";

     - shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name"; and

     - shares credited to your account in the Solutia Inc. Savings and Investment Plan, the Monsanto Savings and Investment Plan, or the Pharmacia Savings Plan.

IF I AM A STOCKHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

If you are a stockholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help Solutia reduce costs.

     - Voting Your Proxy By Telephone

       In the United States and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, seven days a week up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     - Voting Your Proxy By Internet

       You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting is available 24 hours a day, seven days a week up through the day before the meeting. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges.

     - Voting Your Proxy By Mail

       If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to EquiServe in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against the ratification of the appointment of the principal independent auditors for 2003. If you vote by telephone or Internet and choose to vote with the recommendation of Solutia's board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

     - "FOR" the election of all four nominees for director; and

     - "FOR" ratification of the appointment of the principal independent auditors for 2003.

If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it in any one of three ways:

     - submit a valid, later-dated proxy;

     - notify Solutia's secretary in writing before the annual meeting that you have revoked your proxy; or

     - vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

If you are a stockholder of record, you may cast your vote in person at the annual meeting. If you plan to vote in person, please see "How Can I Gain Admittance to the Annual Meeting?" on page 4.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction form included in these materials by your broker or nominee.

HOW DO I VOTE MY SHARES HELD IN SOLUTIA'S DIVIDEND REINVESTMENT PLAN?

If you are a participant in the Dividend Reinvestment Plan administered by EquiServe for Solutia stockholders, your proxy will also serve as an instruction to vote the shares held under this plan in the manner indicated on the proxy. If your proxy is not received, your shares held in the Dividend Reinvestment Plan will not be voted.

HOW DO I VOTE MY SOLUTIA COMMON STOCK HELD IN THE SOLUTIA, MONSANTO, OR PHARMACIA 401(k) PLAN?

If you are both a registered stockholder of Solutia and a participant in the Solutia Inc. Savings and Investment Plan, the Monsanto Savings and Investment Plan, or the Pharmacia Savings Plan, you will receive a single proxy card that covers shares of Solutia common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan in which you are a participant. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through any of these plans and you do not return your proxy by FRIDAY, APRIL 18, 2003, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of Solutia common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee's duties.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Four Directors               The nominees who receive the most votes for the available
(Proxy Item No. 1)                       positions will be elected. If you do not vote for a
                                         particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Ratification of Appointment              The affirmative vote of a majority of the shares present in
of Independent Auditors                  person or by proxy at the annual meeting is required to
(Proxy Item No. 2)                       ratify the appointment of the principal independent auditors for 2003. If you "abstain" from voting, it has the same
                                         effect as if you voted "against" this proposal.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name on particular proposals, the shares not voted ("broker non-votes") will have the same effect as a vote against these proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

Solutia is paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Solutia has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $12,500, plus reimbursement of out-of-pocket expenses. A few officers and employees of Solutia may also participate in the solicitation, without additional compensation.

HOW CAN I GAIN ADMITTANCE TO THE ANNUAL MEETING?

If you are a stockholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you hold your shares in street name through a bank or broker, you will need to bring proof of ownership, such as a recent account statement or letter from your bank or broker. You may also be asked to present identification.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

STRUCTURE OF THE BOARD

Our Restated Certificate of Incorporation and by-laws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year's annual meeting. Vacancies on the board may be filled by persons elected by a majority of the remaining directors, or, at the direction of the remaining directors, by Solutia's stockholders. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred.

Since the last annual meeting of stockholders, the board has increased in size from nine to eleven members. In December 2002, the board increased its size to ten members and elected Mr. Philip R. Lochner, Jr. to fill a newly created directorship in the class of 2004. In February 2003, the board increased its size to eleven members and elected Mr. Robert A. Clausen to fill a newly created directorship in the class of 2003. The board of directors has reduced its size, effective at the 2003 Annual Meeting, from eleven to ten members because Mr. Ruckelshaus is retiring in accordance with Solutia's retirement policy for directors who are not employees of Solutia. We will greatly miss the advice and leadership qualities that Mr. Ruckelshaus has brought to the board.

Solutia's board of directors has nominated four individuals, all of whom are currently directors of Solutia, for election as directors at the 2003 Annual
Meeting: Mr. Robert A. Clausen, Mr. Paul Donovan, Mr. Robert H. Jenkins, and Mr. Frank A. Metz, Jr. Mr. Jenkins and Mr. Metz were previously elected by Solutia's stockholders. Mr. Clausen and Mr. Donovan were elected by Solutia's board of directors. Directors nominated for election would hold office until the annual meeting in 2006, or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. However, in accordance with Solutia's retirement policy for directors who are not employees of Solutia, we anticipate that Mr. Metz will resign as a director effective as of the date of the 2004 Annual Meeting of Stockholders.

The board is not aware that any nominee named in this proxy statement will be unwilling or unable to stand for election as a director. If that happens, however, your proxy authorizes us to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2006


ROBERT A. CLAUSEN           PRINCIPAL OCCUPATION: VICE CHAIRMAN, CHIEF FINANCIAL
                            OFFICER, AND CHIEF ADMINISTRATIVE OFFICER SOLUTIA INC.
[ROBERT A. CLAUSEN          FIRST BECAME DIRECTOR: 2003
PHOTO]                      AGE: 58
                            Mr. Clausen has been Chief Financial Officer of Solutia Inc.
                            since 1997. He served as a Senior Vice President and
                            Advisory Director from 1997 to 2003. Mr. Clausen is a
                            trustee of Maryville University in St. Louis and chairman of the St. Louis University Institute of International Business
                            advisory board.

PAUL DONOVAN                PRINCIPAL OCCUPATION: EXECUTIVE VICE PRESIDENT AND CHIEF
                            FINANCIAL OFFICER, WISCONSIN ENERGY CORPORATION
[PAUL DONOVAN PHOTO]        FIRST BECAME DIRECTOR: 2001
                            AGE: 55
                            Mr. Donovan has been executive vice president and chief
                            financial officer of Wisconsin Energy Corporation, a
                            diversified holding company providing energy and
                            manufacturing services, since 1999. He was executive vice
                            president and chief financial officer of Sundstrand
                            Corporation from 1990 to 1999. He is a director of AMCORE
                            Financial, Inc. and Woodward Governor Company.

ROBERT H. JENKINS           PRINCIPAL OCCUPATION: RETIRED CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER, SUNDSTRAND CORPORATION
[ROBERT H. JENKINS          FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 60
                            Mr. Jenkins was chairman of the board and chief executive
                            officer of Sundstrand Corporation from 1997 to 1999. Mr.
                            Jenkins is a director of AK Steel Holdings Corporation,
                            CLARCOR Inc., Sentry Insurance, and Visteon Corporation.

FRANK A. METZ, JR.          PRINCIPAL OCCUPATION: RETIRED SENIOR VICE PRESIDENT, FINANCE
                            AND PLANNING, AND CHIEF FINANCIAL OFFICER, INTERNATIONAL
[FRANK A. METZ, JR.         BUSINESS MACHINES CORPORATION
PHOTO]                      FIRST BECAME DIRECTOR: 1997
                            AGE: 69
                            Mr. Metz was senior vice president, finance and planning,
                            and chief financial officer of International Business
                            Machines Corporation from 1986 to 1993 and a director from
                            1991 to 1993. Mr. Metz is a director of Allegheny Energy,
                            Inc.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004


JOHN C. HUNTER III          PRINCIPAL OCCUPATION: CHAIRMAN, PRESIDENT, AND CHIEF
                            EXECUTIVE OFFICER, SOLUTIA INC.
[JOHN C. HUNTER III         FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 56
                            Mr. Hunter has been chairman and chief executive officer of
                            Solutia Inc. since 1999 and president since 1997. He was
                            chief operating officer from 1997 to 1999. Mr. Hunter is a director of Hercules Incorporated and Penford Corporation.
                            He is also on the board of directors of Missouri Baptist
                            Medical Center.

PHILIP R. LOCHNER, JR.      PRINCIPAL OCCUPATION: RETIRED SENIOR VICE PRESIDENT AND
                            CHIEF ADMINISTRATIVE OFFICER OF TIME WARNER INC.
[PHILIP R. LOCHNER, JR.     FIRST BECAME DIRECTOR: 2002
PHOTO]                      AGE: 60
                            Mr. Lochner was senior vice president and chief
                            administrative officer of Time Warner Inc. from 1991 to
                            1998. From 1990 to 1991, he was a commissioner of the
                            Securities and Exchange Commission. Mr. Lochner is a
                            director of the American Stock Exchange, Apria Healthcare
                            Group Inc., GTECH Holdings Corporation, and CLARCOR Inc. He
                            is on the board of directors of the Canterbury School and
                            the Investor Responsibility Research Center.

JOHN B. SLAUGHTER           PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                            NACME, INC.
[JOHN B. SLAUGHTER          FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 68
                            Dr. Slaughter has been the president and chief executive
                            officer of the National Action Council for Minorities in
                            Engineering, Inc. (NACME), a non-profit corporation, since
                            2000. From 1999 to 2000, he was the Irving R. Melbo
                            professor of leadership in education at the University of
                            Southern California and president emeritus of Occidental
                            College, where he served as president from 1988 to 1999. He was the director of the National Science Foundation from
                            1980 to 1982. Dr. Slaughter is a director of International
                            Business Machines Corporation and Northrop Grumman Corp. He
                            is a Fellow of the American Academy of Arts and Sciences,
                            the American Association for the Advancement of Science, and
                            the Institute of Electrical and Electronic Engineers. He is
                            also a member of the National Academy of Engineering.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005


PAUL H. HATFIELD            PRINCIPAL OCCUPATION: PRINCIPAL, HATFIELD CAPITAL GROUP
                            FIRST BECAME DIRECTOR: 1997
[PAUL H. HATFIELD PHOTO]    AGE: 67
                            Mr. Hatfield has been a principal of Hatfield Capital Group since 1997. He was chairman of the board, president, and
                            chief executive officer of Petrolite Corporation from 1995 to 1997. Mr. Hatfield is a director of Penford Corporation,
                            Bunge Limited, Maritz, Inc., and Engineered Products Inc.

J. PATRICK MULCAHY          PRINCIPAL OCCUPATION: CHIEF EXECUTIVE OFFICER, ENERGIZER
                            HOLDINGS, INC.
[J. PATRICK MULCAHY         FIRST BECAME DIRECTOR: 1999
PHOTO]                      AGE: 59
                            Mr. Mulcahy has been chief executive officer of Energizer
                            Holdings, Inc., a manufacturer of primary batteries and
                            flashlights, since 2000. He was chairman and chief executive officer of Eveready Battery Company Inc., a subsidiary of
                            Ralston Purina Company, from 1987 to 2000, and a corporate officer of Ralston Purina Company from 1984 to 2000. He
                            served as co-chief executive officer and co-president of
                            Ralston Purina Company from 1997 to 1999. Mr. Mulcahy is a director of Energizer Holdings, Inc.

SALLY G. NARODICK           PRINCIPAL OCCUPATION: EDUCATIONAL TECHNOLOGY AND E-LEARNING
                            CONSULTANT
[SALLY G. NARODICK          FIRST BECAME DIRECTOR: 2000
PHOTO]                      AGE: 57
                            Ms. Narodick is an educational technology and e-learning
                            consultant. She was chief executive officer of Apex
                            Learning, Inc., an Internet educational software company,
                            from its founding in 1998 until her retirement in 2000.
                            Previously, she served as an education technology
                            consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. Ms. Narodick is a director of
                            Penford Corporation, Puget Sound Energy, Inc., and
                            Click2learn, Inc.

BOARD MEETINGS AND COMMITTEES

Our board of directors met eleven times in 2002. In addition, directors attended meetings of board committees. Each director attended at least 96% of the total board meetings and meetings of committees of which he or she is a member. A description of each committee and its current membership follows.

Audit and Finance Committee

Members: Mr. Metz, Chairman; Messrs. Donovan and Mulcahy, and Dr. Slaughter

The Audit and Finance Committee, composed of non-employee directors, met seven times in 2002. Solutia's board of directors has concluded that each member of the committee is independent and financially literate within the meaning of the New York Stock Exchange's rules regarding audit committees. The purpose of the committee is to:

     - assist the board in reviewing and monitoring the integrity of Solutia's financial statements, the qualifications and independence of the independent auditor, the performance of the independent auditor and Solutia's internal audit function, and Solutia's compliance with legal and regulatory requirements; and

     - assist the board in reviewing and monitoring Solutia's financial policies, including planning and capital structure, so that they conform to Solutia's requirements for growth and sound operation.

Among the committee's responsibilities is the selection of Solutia's independent auditor, subject to ratification by Solutia's stockholders.

The board has adopted a written charter setting out the functions the committee is to perform. The committee and the board are reviewing that charter in light of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange's proposed new listing standards.

Executive Compensation and Development Committee

Members: Mr. Hatfield, Chairman; Messrs. Jenkins and Metz

The Executive Compensation and Development Committee, composed of non-employee directors, met eight times in 2002. The purpose of the committee is to:

     - assist the Board in the discharge of its responsibility relating to the compensation of Solutia's chief executive officer and other senior executives; and

     - review and make recommendations to the board relating to Solutia's management incentive plans.

The committee makes grants and awards under Solutia's incentive plans to Solutia's senior management, including its executive officers and administers and interprets these plans. In addition, the committee reviews plans for executive succession and determines the salaries of Solutia's senior management, including its executive officers.

The board has adopted a written charter setting out the functions the committee is to perform. The committee and the board are reviewing that charter in light of the New York Stock Exchange's proposed new listing standards.

Governance Committee

Members: Mr. Ruckelshaus, Chairman; Ms. Narodick, Messrs. Jenkins and Lochner, and Dr. Slaughter

The Governance Committee, composed of non-employee directors, met five times in 2002. The purpose of the committee is to:

     - serve as a nominating committee to consider candidates for the board and recommend to the board nominees for membership on board committees;

     - recommend the corporate governance guidelines applicable to Solutia and lead the board in its annual review of the board's performance; and

     - review and monitor Solutia's performance as it affects employees, the communities in which Solutia operates, and the environment.

The committee recommended the slate of director nominees in this proxy statement to the board for submission to stockholders. The committee will consider candidates for election as director whose nomination is recommended by stockholders. Any stockholder wishing to make such a recommendation should submit the nominee's name, together with the nominee's qualifications and consent to being considered as a nominee, in writing by year-end to Solutia's secretary.

The board has adopted a written charter setting out the functions the committee is to perform. The committee and the board are reviewing that charter in light of the New York Stock Exchange's proposed new listing standards.

COMPENSATION OF DIRECTORS

Directors who are Solutia employees do not receive payment for their services as directors.

The following table displays all components of compensation for non-employee directors under the compensation program that has been in effect since 1997. The board is in the process of reviewing this program.

----------------------------------------------------------------------------
        Form of Compensation                   Amount of Compensation
----------------------------------------------------------------------------
  Annual Board Retainer*                              $50,000
----------------------------------------------------------------------------
  Annual Retainer for Committee                        $5,000
     Chairman
----------------------------------------------------------------------------
  Committee Attendance Fee                             $1,000
     (each meeting)
----------------------------------------------------------------------------
  Initial Option Grant                   option on 8,000 shares of Solutia
     (upon first election to board)                 common stock
----------------------------------------------------------------------------
  Annual Option Grant**                  option on 2,000 shares of Solutia
                                                    common stock
----------------------------------------------------------------------------

      * At least half of the annual retainer is credited to the director's deferred stock account in quarterly installments and is paid out in Solutia common stock following the termination of the director's service on the board. Each non-employee director may elect to receive the other half of the annual retainer in cash or to defer all or a part into the deferred stock account, an interest-bearing cash account, or both.

     ** The annual option grant is normally made on the date of the annual meeting of stockholders to newly elected directors and those directors who are continuing in office. The annual option grant for a director's first year is prorated if the director is elected at a time other than the date of the annual meeting of stockholders. The exercise price of these non-qualified stock options is equal to the fair market value of Solutia common stock on the date of the grant. The stock options generally become exercisable in three equal annual installments. The stock options have a term of ten years but terminate two years after a director's board service ends for any reason, if earlier.

Non-employee directors received options as follows in 2002:

---------------------------------------------------------------------------------------------------------------
                                                                     Number of Shares            Exercise
               Director                            Date                Under Option               Price
---------------------------------------------------------------------------------------------------------------
  Messrs. Donovan, Hatfield, Jenkins,            4/24/02               2,000 shares               $8.28
     Metz, Mulcahy, and Ruckelshaus,
     Ms. Narodick and Dr. Slaughter
---------------------------------------------------------------------------------------------------------------
  Mr. Lochner                                    12/13/02              8,833 shares               $3.75
---------------------------------------------------------------------------------------------------------------

Non-employee directors do not have a retirement plan, nor do they participate in Solutia's benefit plans. They are, however, covered under Solutia's business travel accident insurance policy while traveling on Solutia's business.

Because non-employee directors are required to take at least half of their annual retainer in the form of deferred common stock, they will have an ever increasing stake in Solutia. Therefore, the board has not considered it necessary to adopt a stock ownership requirement for non-employee directors.

OWNERSHIP OF SOLUTIA COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows Solutia common stock owned beneficially by Solutia's directors and executive officers, including deferred shares credited to the account of each non-employee director, as of December 31, 2002. In general, "beneficial ownership" includes those shares a person has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, each person has sole voting and investment power over his or her shares.

  -----------------------------------------------------------------------------------------------------------------------
                                               Shares of Common Stock          Shares Underlying
                                                 Beneficially Owned           Options Exercisable
                  Name                               (a)(b)(c)                Within 60 Days (d)            Total
  -----------------------------------------------------------------------------------------------------------------------
  Karl R. Barnickol                                   157,791(f)                     184,116                341,907
  -----------------------------------------------------------------------------------------------------------------------
  Russell J. Belle(e)                                  48,078(g)                     138,960                187,038
  -----------------------------------------------------------------------------------------------------------------------
  Robert A. Clausen                                   108,544                        259,237                367,781
  -----------------------------------------------------------------------------------------------------------------------
  Paul Donovan                                          4,490                          3,055                  7,545
  -----------------------------------------------------------------------------------------------------------------------
  Paul H. Hatfield                                     28,105                         15,333                 43,438
  -----------------------------------------------------------------------------------------------------------------------
  John C. Hunter III                                  309,814                        351,799                661,613
  -----------------------------------------------------------------------------------------------------------------------
  Robert H. Jenkins                                    20,875(h)                      15,333                 36,208
  -----------------------------------------------------------------------------------------------------------------------
  Philip R. Lochner, Jr.                                1,111                            -0-                  1,111
  -----------------------------------------------------------------------------------------------------------------------
  Frank A. Metz, Jr.                                   12,164                         15,333                 27,497
  -----------------------------------------------------------------------------------------------------------------------
  J. Patrick Mulcahy                                   27,851                         11,499                 39,350
  -----------------------------------------------------------------------------------------------------------------------
  Sally G. Narodick                                    12,930                          6,777                 19,707
  -----------------------------------------------------------------------------------------------------------------------
  Monika Riese-Martin                                   1,657                            -0-                  1,657
  -----------------------------------------------------------------------------------------------------------------------
  William D. Ruckelshaus                               23,627(i)                      15,333                 38,960
  -----------------------------------------------------------------------------------------------------------------------
  John F. Saucier                                      24,207(j)                      35,148                 59,355
  -----------------------------------------------------------------------------------------------------------------------
  John B. Slaughter                                    12,155(k)                      15,333                 27,488
  -----------------------------------------------------------------------------------------------------------------------
  All directors and executive officers
    (18 persons)                                      893,149                      1,297,734              2,190,883
  -----------------------------------------------------------------------------------------------------------------------

(a) The number of shares shown includes shares held under the Solutia Inc. Savings and Investment Plan ("SIP"): Mr. Hunter, 35,172; Mr. Barnickol, 32,843; Mr. Belle, 21,896; Mr. Clausen, 5,725; Ms. Riese-Martin, 1,657; Mr.
    Saucier, 6,954; and directors and executive officers as a group, 127,976. Executive officers have sole discretion over voting shares held under SIP and, within limitations provided by SIP, sole discretion over investment of shares. Shares are voted by the trustees of SIP in accordance with instructions from participants. If the trustees do not receive instructions as to the voting of particular shares, the shares are voted in proportion to instructions actually received from other participants in SIP.

(b) The number of shares shown includes deferred shares credited to the account of each non-employee director, as follows: Mr. Donovan, 4,490 shares; Mr. Hatfield, 20,705 shares; Mr. Jenkins, 20,705 shares; Mr. Lochner, 1,111 shares; Mr. Metz, 10,355 shares; Mr. Mulcahy, 16,851 shares; Ms. Narodick, 12,930 shares; Mr. Ruckelshaus, 20,705 shares; and Dr. Slaughter, 10,355 shares. As noted under "Compensation of Directors" on page 9, a minimum of half of a non-employee director's annual retainer is credited to the director's deferred stock account and is paid in stock as soon as practicable following the termination of the director's service on the board. The non-employee directors have no current voting or investment power over these deferred shares.

(c) The number of shares shown includes restricted stock granted under the Solutia Inc. 1997 Stock-Based Incentive Plan: Mr. Hunter, 207,698 shares; Mr. Barnickol, 58,047 shares; Mr. Clausen, 62,691 shares; Mr. Saucier, 17,233 shares; and directors and executive officers as a group, 420,251. With respect to these shares, executive officers have sole voting power but no current investment power.

(d) The shares shown represent stock options granted under Solutia's incentive plans, including stock options resulting from the conversion of Monsanto Company stock options at the time of the spinoff of Solutia by Monsanto Company in 1997.

(e) Mr. Belle retired from Solutia on June 30, 2002.

(f) The number of shares shown for Mr. Barnickol includes 1,778 shares owned jointly by Mr. Barnickol and his wife.

(g) The number of shares shown for Mr. Belle includes 858 shares owned jointly by Mr. Belle and his wife.

(h) The number of shares shown for Mr. Jenkins includes 170 shares owned jointly by Mr. Jenkins and his wife.

(i) The number of shares shown for Mr. Ruckelshaus includes 500 shares owned jointly by Mr. Ruckelshaus and his wife.

(j) The number of shares shown for Mr. Saucier includes 20 shares owned by Mr. Saucier's wife.

(k) The number of shares shown for Dr. Slaughter includes 137 shares owned by Dr. Slaughter's wife. Dr. Slaughter expressly disclaims beneficial ownership of these shares.

The total share holdings reported above for all directors and executive officers as a group equal approximately 2.1% of the number of shares of Solutia common stock outstanding on December 31, 2002.

OWNERSHIP BY OTHERS

The following table shows all persons or entities that Solutia knows were "beneficial owners" of more than five percent of Solutia common stock on December 31, 2002.

                                                 Amount and Nature of
                                                Beneficial Ownership of             Percent
Name and Address of Beneficial Owner             Company Common Stock               of Class
------------------------------------            -----------------------             --------
Lord, Abbett & Co.                                    15,165,649(a)                  14.47%(a)
90 Hudson Street
Jersey City, New Jersey 07302

FMR Corp.                                             13,733,324(b)                 13.107%(b)
82 Devonshire Street
Boston, Massachusetts 02109

PIMCO Equity Advisors LLC                              6,341,200(c)                    6.1%(c)
1345 Avenue of the Americas,
49th Floor
New York, New York 10105

(a) This information is based on a Schedule 13G that Lord, Abbett & Co. filed with the Securities and Exchange Commission ("SEC"). Lord, Abbett & Co. has sole power to vote and dispose of these shares.

(b) This information is based on a Schedule 13G that FMR Corp. filed with the SEC on behalf of itself, certain wholly owned subsidiaries of FMR, certain FMR shareholders, and Geode Capital Management LLC. Fidelity Management & Research Company, one of these subsidiaries, is the beneficial owner of 13,568,845 of these shares (12.950% of Solutia's common stock). This subsidiary, and FMR through its control of this subsidiary, each have sole power to dispose of 13,568,845 shares but no sole or shared power to vote or direct the voting of these shares. Through its control of Fidelity Management Trust Company, FMR has sole power to dispose of 93,800 shares and sole power to vote or direct the voting of 93,800 shares. Strategic Advisers, Inc., an FMR subsidiary, is the beneficial owner of 143 shares, and Geode Capital Management, LLC is the beneficial owner of 70,536 shares.

(c) This information is based on a Schedule 13G that PIMCO Equity Advisors LLC filed with the SEC. PIMCO Equity Advisors has sole power to vote and dispose of these shares.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

REPORT OF THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

The Executive Compensation and Development Committee of Solutia's board of directors is comprised of three directors who are not, and have never been, employees of Solutia. The committee establishes compensation policy for Solutia and administers the compensation program for Solutia's senior management, including its executive officers.

Each year the committee reviews Solutia's executive compensation program and assesses it against salary levels, annual bonus levels, and long-term incentives at a broad group of companies (the "comparison group") including companies represented in the S&P specialty and diversified chemicals indices as well as other industrial companies, using information available from market surveys provided by independent consultants. In making this assessment, the committee takes into consideration company size. Based on this comparative data, the financial parameters that the committee considers critical to Solutia's strategy, and the compensation-related objectives that the committee wishes to foster, the committee approved the program for 2002 that is described below.

Policies and Objectives

The committee's objectives reflected in Solutia's compensation programs for 2002, including its executive compensation program described below, were to:

     - balance appropriately our primary focus on the accomplishments of the individual business units and our focus on the priorities of the enterprise as a whole;

     - focus and reward employees based on key measures of Solutia's success: cash management, operating income, and revenue; and

     - build an ownership mentality.

The three key components of Solutia's executive compensation program are:

     - base salary;

     - annual incentive compensation; and

     - long-term incentive compensation.

The committee intends to maintain base salaries for the executives named in the Summary Compensation Table and other members of senior management at approximately the 50th percentile of companies of comparable size in the comparison group. Annual incentive awards and long-term incentive compensation for exceptional performance are designed to provide rewards significantly above market competitive levels.

Annual Incentive Program

The annual incentive program for senior management, including the chief executive officer, and all other management level employees provides for awards to be determined shortly after the end of the year being measured. The annual plan in effect in 2002 provided that:

     - a threshold level of free cash flow had to be attained in order for annual incentive awards to be paid;

     - actual awards would depend principally on achieving targets set at the beginning of 2002: for employees in a business platform, the EBIT (earnings before interest and taxes) target set for the business platform and, for some business platforms, an additional target, such as free cash flow or net sales of that business platform; and for employees with enterprise-wide responsibilities, a free cash flow target; and

     - the committee would have discretion to adjust awards based on enterprise results measured against targets, business unit accomplishments, and an individual's personal performance as measured against his or her particular responsibilities.

Long-Term Incentive Program

For executive officers, including the chief executive officer, and certain other members of senior management, the long-term incentive program in effect in 2002 consisted of two components:

     - a cash-based long-term incentive opportunity designed to focus senior management on the financial performance required for Solutia's long-term profitable growth; and

     - a non-qualified stock option grant.

CASH-BASED LONG-TERM INCENTIVE OPPORTUNITY. In 2002, there were two overlapping long-term incentive opportunities in place. The first opportunity was under the Solutia Inc. 2000-2002 Long-Term Incentive Plan approved by shareholders in 2000, with potential awards based on cumulative revenue growth, earnings per share, and free cash flow targets for the three-year period. If threshold levels were achieved, awards were to be made in March 2003. The second opportunity was the commencement of the first three-year cycle under the Solutia Inc. 2002-2006 Long-Term Incentive Plan approved by shareholders at the 2002 annual meeting. Awards for this cycle will depend principally on achieving targets for the three-year period 2002-2004. For executives with enterprise-wide responsibility, the target is based on cumulative free cash flow. For executives in charge of business units, half the award will be based on the enterprise target, cumulative free cash flow, and the other half will be based on one or more of the following cumulative financial measures: return on assets, free cash flow, EBIT, and revenue growth. Threshold levels of the relevant measure or measures must be achieved for awards to be earned. The committee has discretion to adjust awards. Awards, if any, are to be paid in 2005.

STOCK OPTIONS. Approximately 650 management level employees received stock option grants during 2002. The size of the grant to each employee was based on both the employee's level of responsibility and his or her individual performance. The stock options granted in 2002 have a ten-year term and an exercise price equal to the fair market value of a share of Solutia common stock on the option grant date. The options granted to the named executive officers, including the chief executive officer, and certain other members of management, become exercisable on the earlier of the achievement of four pre-established increases in the fair market value of Solutia's common stock or on the ninth anniversary of the option grant date. Options granted to other management level employees generally become exercisable in thirds on each of the first three anniversaries of the stock option grant date. All options that have been held for at least one year from the date of grant become exercisable upon a termination of employment as a result of retirement, death, total and permanent disability, or involuntary termination other than for cause.

Compensation for 2002

The committee increased Mr. Hunter's annual base salary to $800,000, effective February 1, 2002, from the level previously set in January 2000, consistent with the stated policy of maintaining base salaries for executive officers at approximately the 50th percentile for companies of comparable size in the comparison group.

The committee awarded Mr. Hunter an annual incentive award for the first time since 1998. This award, in the amount of $1,200,000, recognizes the talented and ethical leadership that Mr. Hunter has displayed despite an array of adverse conditions ranging from legacy toxic tort litigation in Alabama and the attendant unfavorable publicity to the challenging financial environment created by this country's corporate governance crisis and recessionary-like demand. Despite these adverse conditions, under Mr. Hunter's leadership, Solutia successfully achieved a critically needed extension and amendment of its bank credit facility and the sale of $223,000,000 in public debt. In addition, under Mr. Hunter's leadership, Solutia negotiated the sale of its resins, additives, and adhesives businesses, which was consummated in January 2003. The consummation of this sale has strengthened Solutia's balance sheet and will provide the company with greater financial flexibility in 2003.

Based on Solutia's financial performance over the plan period as measured against the revenue growth, cumulative earnings per share, and cumulative free cash flow targets under the Solutia Inc. 2000-2002 Long-Term Incentive Plan, the committee determined that there would not be any payout under this plan.

Mr. Hunter received a non-qualified stock option to buy 150,000 shares of Solutia common stock.

Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility of compensation in excess of $1,000,000 paid to one or more of the executive officers named in the Summary Compensation Table unless certain requirements are met. The committee attempts to comply with these requirements in designing option plans and annual and long-term incentive plans. However, the committee believes that its foremost responsibility is to attract and retain those executive officers who are critical to Solutia's success. The committee may, therefore, in unusual circumstances find it necessary to authorize compensation for particular officers that does not meet all the requirements of Section 162(m). All executive compensation paid in 2002 is expected to be fully deductible under U.S. federal tax law.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

Paul H. Hatfield, Chairman
Robert H. Jenkins
Frank A. Metz, Jr.

SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------

                                          Annual Compensation
                           -------------------------------------------------
             (a)               (b)          (c)            (d)         (e)
                                                                      Other
                                                                     Annual
           Name and                                                  Compen-
          Principal                        Salary         Bonus      sation
           Position           Year          ($)            ($)         ($)
-------------------------------------------------------------------------------
    J. C. Hunter III          2002        791,667       1,200,000     -0-
    Chairman, President,      2001        700,000             -0-     -0-
    Chief Executive           2000        700,000             -0-     -0-
    Officer, and
    Director
----------------------------------------------------------------------------
    K. R. Barnickol (3)       2002        275,000         280,000     -0-
    Senior Vice President,    2001        275,000             -0-     -0-
    General Counsel, and      2000        275,000             -0-     -0-
    Secretary
----------------------------------------------------------------------------
    R. J. Belle (4)           2002        122,019(5)      490,000(6) 807(7)
    Vice President and        2001        210,000         175,000     -0-
    General Manager,
    Industrial Products
    and Resins & Additives
----------------------------------------------------------------------------
    R. A. Clausen             2002        345,833         500,000     -0-
    Vice Chairman, Chief      2001        300,000             -0-     -0-
    Financial Officer,        2000        300,000             -0-     -0-
    Chief Administrative
    Officer, and Director
----------------------------------------------------------------------------
    M. Riese-Martin (8)       2002        223,485         160,000    2,878(9)
    Vice President and
    General Manager,
    Resins and Additives
    and Industrial
    Products
----------------------------------------------------------------------------
    J. F. Saucier (10)        2002        266,667         110,000     -0-
    Vice President and        2001        200,689          50,000     -0-
    General Manager,
    Integrated Nylon
----------------------------------------------------------------------------

--------------------------  ----------------------------------------------------
                                     Long-Term Compensation
                            ----------------------------------------
                                     Awards              Payouts
                            ----------------------------------------
             (a)               (f)          (g)            (h)           (i)

                            Restricted   Securities                   All Other
           Name and           Stock      Underlying        LTIP        Compen-
          Principal           Awards      Options        Payouts       sation
           Position           ($)(1)        (#)            ($)         ($)(2)
--------------------------  ----------------------------------------------------
    J. C. Hunter III         -0-          150,000          -0-          95,291
    Chairman, President,     -0-          150,000          -0-         100,720
    Chief Executive          -0-           95,000          -0-          57,609
    Officer, and
    Director
----------------------------------------------------------------------------
    K. R. Barnickol (3)      -0-           25,000          -0-          33,541
    Senior Vice President,   -0-           25,000          -0-          28,015
    General Counsel, and     -0-           22,500          -0-          40,279
    Secretary
----------------------------------------------------------------------------
    R. J. Belle (4)          -0-              -0-          -0-           5,786
    Vice President and       -0-           30,000          -0-          10,546
    General Manager,
    Industrial Products
    and Resins & Additives
----------------------------------------------------------------------------
    R. A. Clausen            -0-           50,000          -0-          33,390
    Vice Chairman, Chief     -0-           25,000          -0-          25,871
    Financial Officer,       -0-           22,500          -0-          34,036
    Chief Administrative
    Officer, and Director
----------------------------------------------------------------------------
    M. Riese-Martin (8)      -0-           30,000          -0-           9,019
    Vice President and
    General Manager,
    Resins and Additives
    and Industrial
    Products
----------------------------------------------------------------------------
    J. F. Saucier (10)       -0-           30,000          -0-           9,746
    Vice President and       -0-           30,000          -0-           8,300
    General Manager,
    Integrated Nylon
----------------------------------------------------------------------------

(1) On December 31, 2002, the named executive officers owned the restricted shares shown in the table below. All of these restricted shares are attributable to payouts in 2000 under the Solutia Inc. 1998-1999 Long-Term Incentive Plan. The shares are restricted against sale or other disposition until the earliest of December 31, 2004, the executive's retirement, death, total and permanent disability, or involuntary termination other than for cause, or a change of control. Dividends are paid on the restricted shares at the same rate paid to all Solutia's stockholders. The market value is based on the closing price of Solutia's common stock on December 31, 2002, which was $3.63.

      ------------------------------------------------------------------------------------------------------------
                                                Mr. Hunter      Mr. Barnickol      Mr. Clausen       Mr. Saucier
      ------------------------------------------------------------------------------------------------------------
        Number of Shares                         207,698            58,047            62,691            17,233
      ------------------------------------------------------------------------------------------------------------
        Market Value on December 31, 2002        $753,944          $210,711          $227,568          $62,556
      ------------------------------------------------------------------------------------------------------------

(2) Amounts shown for 2002 include:

     - contributions to thrift/savings plans, as follows: Mr. Hunter, $38,000; Mr. Barnickol, $18,000; Mr. Belle, $5,640; Mr. Clausen, $21,400; Ms.
       Riese-Martin, $8,873; and Mr. Saucier, $9,600;

     - split dollar life insurance premiums, as follows: Mr. Hunter, $57,145; Mr. Barnickol, $15,395; and Mr. Clausen, $11,844; and

     - cost of executive travel accident protection for each executive officer named in this table: $146.

(3) Mr. Barnickol retired from Solutia in March 2003.

(4) Mr. Belle became an executive officer of Solutia on February 1, 2001. Therefore, under SEC rules, his compensation for 2000 is not included in this table. Mr. Belle retired from Solutia on June 30, 2002.

(5) This figure includes $4,519 for unused vacation days at the time of Mr. Belle's retirement under Solutia's policy applicable to employees generally.

(6) This figure represents the bonus paid to Mr. Belle under the retention agreement described below on page 19.

(7) This figure represents "above-market interest," as defined by the SEC, earned and paid under the Solutia Inc. Deferred Compensation Plan in 2003.

(8) Ms. Riese-Martin joined Solutia on February 11, 2002. Her employment with Solutia terminated on January 31, 2003, when Solutia sold its resins, additives, and adhesives businesses to UCB S.A.

(9) This figure represents reimbursement of taxes under Solutia's tax equalization policy in connection with Ms. Riese-Martin's ex-U.S. assignment.

(10) Mr. Saucier became an executive officer of Solutia on June 1, 2001. Therefore, under SEC rules, his compensation for 2000 is not included in this table.

OPTION GRANTS IN 2002

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Grant
                                           Individual Grants(1)                                                Date Value
----------------------------------------------------------------------------------------------------------------------------
    (a)                                      (b)              (c)              (d)               (e)              (f)
                                          Number of        % of Total
                                          Securities      Options/SARs
                                          Underlying       Granted to      Exercise or                         Grant Date
                                       Options Granted    Employees in      Base Price       Expiration      Present Value
    Name                                    (#)(2)        Fiscal Year       ($/Share)           Date             ($)(3)
----------------------------------------------------------------------------------------------------------------------------
    J. C. Hunter III                       150,000            9.39            10.350          1/7/12            762,000
----------------------------------------------------------------------------------------------------------------------------
    K. R. Barnickol                         25,000            1.56            10.350          1/7/12(4)         127,000
----------------------------------------------------------------------------------------------------------------------------
    R. J. Belle                                -0-             -0-               N/A             N/A                N/A
----------------------------------------------------------------------------------------------------------------------------
    R. A. Clausen                           50,000            3.13            10.350          1/7/12            254,000
----------------------------------------------------------------------------------------------------------------------------
    M. Riese-Martin                         30,000            1.88             8.365         2/10/12(5)         152,400
----------------------------------------------------------------------------------------------------------------------------
    J. F. Saucier                           30,000            1.88            10.350          1/7/12            152,400
----------------------------------------------------------------------------------------------------------------------------

(1) All Solutia management stock options have a minimum one-year holding period, except in the event of a change of control. They expire ten years from the grant date unless forfeited earlier. They all carry stock tax withholding rights.

(2) The exercise price of the options equals 100% of the fair market value per underlying share of Solutia common stock on the grant date. These options become exercisable in accordance with the following schedule:

----------------------------------------------------------------------------
       Percentage Increase in
        Fair Market Value of
        Company Common Stock                    Percentage of Option
       from Option Grant Date                       Exercisable
----------------------------------------------------------------------------
                 20                                      25
----------------------------------------------------------------------------
                 30                                      50
----------------------------------------------------------------------------
                 50                                      75
----------------------------------------------------------------------------
                 75                                     100
----------------------------------------------------------------------------

     The required increases in fair market value shown above must be maintained for a period of ten consecutive trading days in order for the respective percentages of the options to become exercisable. To avoid variable accounting treatment, these options become exercisable on the ninth anniversary of the option grant date even if the required percentage increases in fair market value have not been achieved.

(3) In accordance with SEC rules, we have chosen the Black-Scholes option pricing model to estimate the grant date present value of the options shown in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. There is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants will be based solely on the performance of Solutia's stock price. The following assumptions were made for purposes of calculating the original grant date present value: an option life of five years, volatility of 54.7%, a dividend yield of 0.4%, and a risk-free interest rate of 4.3%.

(4) The stock option had a ten-year term at grant. However, because of Mr. Barnickol's retirement, the option will expire on March 6, 2008.

(5) Because Ms. Riese-Martin's employment with Solutia terminated before she had held the option for one year, the option was forfeited.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
    (a)                                 (b)                     (c)                     (d)                     (e)
                                                                                     Number of
                                                                                    Securities               Value of
                                                                                    Underlying              Unexercised
                                                                                    Unexercised            In-the-Money
                                                                                 Options at FY-End       Options at FY-End
                                                                                        (#)                     ($)
                                      Shares                                  -----------------------------------------------
                                    Acquired on           Value Realized           Exercisable/            Exercisable/
              Name                 Exercise (#)               ($)(1)               Unexercisable           Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
    J. C. Hunter III              10,815                  24,442                351,799/555,000               -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------
    K. R. Barnickol                -0-                     -0-                  184,116/110,000               -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------
    R. J. Belle                   5,408                   13,223                   138,960/0                  -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------
    R. A. Clausen                  -0-                     -0-                  259,237/135,000               -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------
    M. Riese-Martin                -0-                     -0-                     0/30,000                   -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------
    J. F. Saucier                  -0-                     -0-                   35,148/89,000                -0-/-0-
-----------------------------------------------------------------------------------------------------------------------------

(1) The value realized reflects the fair market value of the shares received on the exercise date minus the exercise price.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
(FOR POSSIBLE PAYOUT IN 2005)

------------------------------------------------------------------------------

------------------------------------------------------------------------------
    (a)                                (b)                      (c)
                                Number of Shares,       Performance or Other
                              Units or Other Rights   Period Until Maturation
              Name                   (#)(1)                  or Payout
------------------------------------------------------------------------------
    J. C. Hunter III                   N/A             01/01/02-12/31/04
------------------------------------------------------------------------------
    K. R. Barnickol                    N/A             01/01/02-12/31/04
------------------------------------------------------------------------------
    R. J. Belle                        N/A                    N/A
------------------------------------------------------------------------------
    R. A. Clausen                      N/A             01/01/02-12/31/04
------------------------------------------------------------------------------
    M. Riese-Martin                    N/A             01/01/02-12/31/04
------------------------------------------------------------------------------
    J. F. Saucier                      N/A             01/01/02-12/31/04
------------------------------------------------------------------------------

-----------------------------  -----------------------------------------------------------
                               Estimated Future Payouts under Non-Stock Price-Based Plans
-----------------------------  -----------------------------------------------------------
    (a)                                (d)                 (e)                 (f)

                                    Threshold            Target              Maximum
              Name                     ($)                 ($)                 ($)
-----------------------------  -----------------------------------------------------------
    J. C. Hunter III                1,939,584           2,770,834           8,312,504
-----------------------------
    K. R. Barnickol                   192,500             275,000             825,000
-----------------------------
    R. J. Belle                           N/A                 N/A                 N/A
-----------------------------
    R. A. Clausen                     363,125             518,750           1,556,248
-----------------------------
    M. Riese-Martin                   117,330             167,614             502,841
-----------------------------
    J. F. Saucier                     140,000             200,000             600,001
-----------------------------

(1) Early in 2002, long-term incentive opportunities were established for executives chosen to participate in the Solutia Inc. 2002-2006 Long-Term Incentive Plan during the 2002-2004 performance period. Actual awards, if any, for this performance period, will be based on a percentage of the executive's average annual base salary during the performance period and will depend principally on achieving targets for the three-year period 2002-2004. For executives with enterprise-wide responsibility, the target is based on cumulative free cash flow. For executives in charge of business units, half the award will be based on the enterprise target, cumulative free cash flow, and the other half will be based on one or more of the following cumulative financial measures: return on assets, free cash flow, EBIT, and revenue growth. Threshold levels of the relevant measure or measures must be achieved for awards to be earned. The amount of any award is subject to the discretion of Solutia's Executive Compensation and Development Committee. Actual awards, if any, will be determined and paid in cash in 2005. The potential threshold, target, and maximum awards shown in the table are calculated based on assumptions that:
    (a) salary for each of the three years in the performance period is the same as the executive's salary for the year 2002 shown in the Summary Compensation Table on page 15; and (b) the executive remains employed for the full performance period. Executives who retire, die, or are involuntarily terminated other than for cause before the end of the performance period may be considered for a pro-rated award.

PENSION PLANS

The named executive officers are eligible for benefits payable under the defined benefit pension plans applicable to Solutia's regular full-time employees. An executive's benefits are based on his service with the former Monsanto Company (now known as Pharmacia Corporation) prior to the spinoff of Solutia and service with Solutia since the spinoff. Solutia's defined benefit pension plans consist of two accounts: a "Prior Plan Account" and a "Cash Balance Account."

     - The opening balance of the Prior Plan Account was the lump sum value of the executive's December 31, 1996, monthly retirement benefit earned prior to January 1, 1997, under Monsanto's defined benefit pension plans, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance was the greater of 1.4% of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of (1) average compensation received during the 36 months of employment with Monsanto prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment with Monsanto prior to 1997. For each year of the executive's continued employment with Solutia (including all of 1997), the executive's Prior Plan Account increases by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

     - For each year during which the executive is employed by Solutia, 3% of annual compensation in excess of the Social Security wage base and a percentage, based on age, of annual compensation (salary and annual bonus) are credited to the Cash Balance Account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the Cash Balance Account of executives who earned benefits under Monsanto's defined benefit pension plans before 1997 is credited each year (for up to ten years based on prior years of service with Monsanto before 1997) during which the executive is employed by Solutia (including all of 1997) with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

The estimated annual benefits payable as a single life annuity beginning at age 65 (assuming that each executive officer remains employed by the company until age 65 and receives 4% annual compensation increases) are as follows: Mr. Hunter, $694,447; Mr. Barnickol, $273,573; Mr. Belle, $219,579; Mr. Clausen,
$384,002; Ms. Riese-Martin, $144,820; and Mr. Saucier, $222,571.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Hunter, Mr. Clausen, and Mr. Saucier each have a change-of-control employment agreement. These agreements become effective upon a "change of control" of Solutia (as defined in the agreements). The agreements provide for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the company without "cause," or if the executive terminates his own employment for "good reason" (each as defined in the change-of-control employment agreement), the executive is entitled to severance benefits equal to a "multiple" of his annual compensation (including bonus) and continuation of certain benefits for a number of years equal to the multiple. The multiple is three for Messrs. Hunter and Clausen, and two for Mr. Saucier (or, in either case, the shorter number of years until the executive's normal retirement date). In addition, Messrs. Hunter and Clausen are each entitled to receive the severance benefits if he voluntarily terminates his own employment during the 30-day period beginning on the first anniversary of certain changes of control. Finally, each named executive officer is entitled to an additional payment, if necessary, to make him whole as a result of any excise tax imposed by the Internal Revenue Code on certain change-of-control payments (unless the safe harbor below which the excise tax is imposed is not exceeded by more than ten percent, in which event the payments will be reduced to avoid the excise tax).

In January 2002, to provide an effective transition in the leadership of both Solutia's Resins and Additives group and its Industrial Products group, Solutia entered into a retention agreement with Mr. Russell J. Belle, the Vice President and General Manager of these businesses. Mr. Belle agreed to continue his employment through June 30, 2002, unless he and Solutia mutually agreed at an earlier date that an effective transition had occurred. In return for this continued service, Solutia paid Mr. Belle a bonus of $490,000.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders (stock price appreciation plus reinvested dividends) on Solutia's common stock with the cumulative total return on each of three indices: the Standard & Poor's ("S&P") 500 Index, the S&P Chemicals (Diversified) Index, and the S&P Chemicals (Specialty) Index. We have chosen to compare Solutia's performance with that of these two chemicals indices because Solutia has a diversified portfolio of products, including a large number of specialty chemicals. The graph assumes that:

     - you invested $100 in Solutia common stock and in each of the indices at the closing price on December 31, 1997;

     - all dividends were reinvested; and

     - you continued to hold your investment through December 31, 2002.



                                  [LINE GRAPH]

------------------------------------------------------------------------------------------------------------------------
                    DEC-97   JUN-98   DEC-98   JUN-99   DEC-99   JUN-00   DEC-00   JUN-01   DEC-01   JUN-02   DEC-02
------------------------------------------------------------------------------------------------------------------------
 Solutia Inc.        100      108       84       80       58       52       45       48       53       26       14
------------------------------------------------------------------------------------------------------------------------
 S&P 500(R)          100      118      128      144      155      154      141      131      124      108       96
------------------------------------------------------------------------------------------------------------------------
 S&P(R) Chemicals
   (Diversified)     100      122       96      115      114       89      103      102       96      102       92
------------------------------------------------------------------------------------------------------------------------
 S&P(R) Chemicals
   (Specialty)       100       99       89      104       93       82       86       93       95      112      106
------------------------------------------------------------------------------------------------------------------------

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the board of directors is comprised of four directors who are independent and financially literate within the meaning of the New York Stock Exchange rules regarding audit committees. As an audit committee, our purpose is to assist the board in reviewing and monitoring the integrity of Solutia's financial statements, the qualifications and independence of the independent auditor, the performance of the independent auditor and Solutia's internal audit function, and Solutia's compliance with legal and regulatory requirements.

Management has primary responsibility for Solutia's financial statements and the overall reporting process, including Solutia's system of internal controls. Deloitte audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects Solutia's financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. Deloitte also discusses with us any issues they believe we should consider. We have reviewed Solutia's audited consolidated financial statements for the fiscal year ended December 31, 2002, and discussed them with both management and Deloitte.

We have also discussed with Deloitte the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Deloitte required by Independence Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and have discussed with Deloitte its independence from Solutia. In addition, we have considered whether the provision of non-audit services is compatible with maintaining Deloitte's independence.

Based on these reviews and discussions, we have recommended to Solutia's board of directors that Solutia's audited consolidated financial statements be included in Solutia's Annual Report on Form 10-K for the year ended December 31, 2002, and filed with the U.S. Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Frank A. Metz, Jr., Chairman
Paul Donovan
J. Patrick Mulcahy
John B. Slaughter

AUDIT FEES

The following table displays the aggregate fees billed to Solutia for the fiscal year ended December 31, 2002, by Solutia's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

----------------------------------------------------------------------------
  Audit Fees                                         $1,268,623
----------------------------------------------------------------------------
  Financial Information Systems
     Design and Implementation Fees                      $0
----------------------------------------------------------------------------
  All Other Fees*                                    $2,884,418
----------------------------------------------------------------------------

* The category labeled "All Other Fees" comprises the following types of services:

     - Audit-Related Services, which included foreign statutory audits, employee benefit plan audits, services in connection with the disposition of Solutia's resins, additives, and adhesives businesses, and review of registration statements filed with the SEC, including the related consents and comfort letters. Fees for Audit-Related Services were approximately $1,365,083.

     - Tax Services, which included tax compliance, tax consulting, and expatriate tax return preparation. Fees for Tax Services were approximately $967,379.

     - All Other Services, which included expatriate international assignment and consulting services. Fees for All Other Services were approximately $551,956.

None of the services rendered by Deloitte constitute prohibited services under the Sarbanes-Oxley Act.

REQUEST FOR RATIFICATION

We are asking you to ratify the Audit and Finance Committee's appointment of Deloitte & Touche LLP as principal independent auditors to examine the consolidated financial statements of Solutia and its subsidiaries for the year 2003. Deloitte was originally appointed to act as Solutia's independent auditors in 1997 when Solutia became an independent entity. Deloitte is knowledgeable about Solutia's operations and accounting practices and is well qualified to act as auditor.

We are not legally required to seek your approval of this appointment. However, our Audit and Finance Committee believes that it is sound corporate practice to seek stockholder approval of the appointment of independent auditors, and our board has adopted a policy of submitting the appointment of independent auditors for your ratification. If you do not ratify the appointment of Deloitte, our Audit and Finance Committee will investigate the reasons for your rejection and reconsider the appointment.

Representatives of Deloitte do not plan to make a formal statement at the annual meeting. However, they will attend the meeting and be available to respond to appropriate questions.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
                 OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
               PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 2003.

ADDITIONAL INFORMATION

INFORMATION ABOUT STOCKHOLDER PROPOSALS

If you wish to submit proposals for possible inclusion in our 2004 proxy materials, we must receive them on or before November 15, 2003. Proposals should be mailed to:

       Solutia Inc.
       P.O. Box 66760
       St. Louis, Missouri 63166-6760
       Attention: Jeffry N. Quinn, Secretary

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2004 Annual Meeting of Stockholders, our by-laws provide that:

     - You must notify Solutia's secretary in writing.

     - Your notice must be received at Solutia's world headquarters not earlier than December 25, 2003, and not later than January 24, 2004.

     - Your notice must contain the specific information required in our by-laws. We will send copies of these requirements to any stockholder who writes to us requesting this information.

Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2004 Annual Meeting without submitting them for possible inclusion in our 2004 proxy materials.

MULTIPLE STOCKHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your broker may send one copy of our annual report and proxy statement to your address. Your consent will remain in effect until you revoke it. You may revoke your consent to householding at any time by calling the Householding Election System at 1-800-542-1061. You will need the control number printed on your voting instruction form. The revocation of your consent to householding will be effective 30 days following your request. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Solutia Inc., Investor Relations, 3N, P.O. Box 66760, St. Louis, MO 63166-6760 or call us at (314) 674-4520.

                                         JEFFRY N. QUINN
                                         Secretary

March 14, 2003

DIRECTIONS TO SOLUTIA'S WORLD HEADQUARTERS
                                                                           [MAP]

FROM LAMBERT
INTERNATIONAL AIRPORT:

Take I-70 West
approximately 3 miles to
I-270 South, then
8 miles to the 40/I-64
West exit.

FROM DOWNTOWN
ST. LOUIS:

Take Highway 40/I-64
West.

From Highway 40/I-64,
exit Maryville Centre
Drive (exit #23). Go
north approximately
3/10 of a mile. Solutia's
World Headquarters
will be on the right.
Turn into the parking garage
and follow the Solutia
annual meeting signs.

                                 [SOLUTIA LOGO]

APPENDIX

1. The legend appearing at the top of the Notice of Annual Meeting of Stockholders in the EDGAR filing appears in the printed document vertically in red along the left side of the Notice. The printed documents containing this legend will be distributed only to participants in Solutia's stock option plans. The legend will not appear on documents delivered to stockholders.

2. On printed pages 5 through 7, the blank spaces to the left of each director's biography depicted by the word "[PHOTO]," contain a 1-1/8 inch by 1-5/8 inch black-and-white photograph of the respective director.

3. On printed page 5, "Your board of directors recommends a vote 'FOR' these nominees" is in bold-face type.

4. On printed page 20, the Stock Price Performance Graph is being transmitted in a format which can be processed by EDGAR.

5. On printed page 20, the trademarks are designated by the superscript letter "R" in a circle.

6. On printed page 22, "Your board of directors recommends that you vote 'FOR' the ratification of the appointment of Deloitte & Touche LLP as principal independent auditors for the year 2003" is in bold-face type.

8. On the back cover, the blank space to the right of the column "Directions to Solutia's World Headquarters" contains a map of the area.

[SOLUTIA LOGO]

PROXY


                                  SOLUTIA INC.
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               2003 ANNUAL MEETING
                    SOLUTIA INC., 575 MARYVILLE CENTRE DRIVE
                            ST. LOUIS, MISSOURI 63141
                           APRIL 23, 2003 AT 1:30 P.M.

The undersigned hereby appoints John C. Hunter III, Robert A. Clausen, and Jeffry N. Quinn, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Solutia Inc. that the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

If the undersigned is a participant in the Solutia Inc. Savings and Investment Plan, the Pharmacia Savings Plan, or the Monsanto Savings and Investment Plan, and this proxy card is received on or prior to April 18, 2003, then this card also provides voting instructions to the trustee of such plan to vote at the 2003 Annual Meeting, and any adjournments thereof, all shares of Common Stock of Solutia held in the undersigned's plan account as specified upon the matters indicated on the reverse side and in its discretion upon such other matters as may properly come before the meeting. If the undersigned is a participant in any of these plans and does not instruct the trustee by April 18, 2003, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received, unless to do so would be inconsistent with the trustee's duties.

     Election of directors to a term of three years to expire at the Annual Meeting in 2006 (see reverse). Nominees are: (01) Robert
     A. Clausen, (02) Paul Donovan, (03) Robert H. Jenkins, and (04) Frank A. Metz, Jr.


* FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL *













           PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
                 YOUR PROXY BY TELEPHONE OR INTERNET.






      IF YOU WILL BE ATTENDING THE MEETING, YOU NEED TO BRING THE
                 ADMISSION TICKET ON THE REVERSE SIDE.

-----------------------------------------------------------------------------------------------------------------------------------
  [X] PLEASE MARK YOUR
      VOTE AS IN THIS
      EXAMPLE.


         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

-----------------------------------------------------------------------------------------------------------------------------------
                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
1.  Election of             FOR      WITHHELD      2.  Ratification of Deloitte &          FOR      AGAINST      ABSTAIN
    Directors to term                                  Touche LLP as principal
    listed on reverse.     [   ]      [   ]            independent auditors for 2003.      [  ]      [   ]        [   ]


For, except vote withheld from the following nominee(s):

--------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Please sign your name or names exactly as printed hereon. When shares are held by joint tenants, both should sign. Trustees and other fiduciaries should so indicate when signing.

                                                                                         -----------------------------------------

                                                                                         -----------------------------------------
                                                                                         SIGNATURE(S)                         DATE

-----------------------------------------------------------------------------------------------------------------------------------
                * FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL *
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               SPACE FOR PIN NUMBER


     Solutia Inc. encourages you to vote your shares electronically by telephone or through the Internet. This will eliminate the need to return your proxy card.

     To vote your shares by telephone or through the Internet, you must use the control numbers printed in the box above, just below the perforation, to access the system.

     The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up through the day before the meeting.

     TO VOTE BY TELEPHONE:
     ---------------------
     Using a touch-tone phone, U.S. and Canadian stockholders may call toll-free:                   1-877-PRX-VOTE (1-877-779-8683)

     TO VOTE BY INTERNET:
     --------------------
     Log on to the Internet and go to the website:                                                    http://www.eproxyvote.com/soi
                                                                                                      -----------------------------

     Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.



                                      YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

                                                                              (Bring this ticket with you if attending the meeting)

                                                                                                                  ADMISSION TICKET

                                                                                                                      SOLUTIA INC.
                                                                                                    Annual Meeting of Stockholders
                                                                                                                      Solutia Inc.
                                                                                                        575 Maryville Centre Drive
                                                                                                         St. Louis, Missouri 63141
                                                                                                                    April 23, 2003
                                                                                                                          1:30 P.M.
-----------------------------------------------------------------------------------------------------------------------------------